UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         April 26, 2004

Hibernia Corporation
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	1-10294 (Commission File Number)	72-0724532 (IRS Employer Identification No.)
313 Carondelet Street, New Orleans, Louisiana 70130 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (504) 533-3333

Item 5. Other Events and Required FD Disclosure.

        On April 26, 2004, Hibernia Corporation issued a news release dated April 26, 2004, announcing that it has completed a private offering of $100 million of its 5.350% subordinated notes due 2014. A copy of the news release is filed as an exhibit hereto and incorporated by reference into this Item 5.

Item 7(c). Exhibits

        The exhibit listed below is being filed pursuant to Item 5 hereof as a part of this current report on Form 8-K.

Exhibit No.	Description
99.37	News Release issued by the Registrant on April 26, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2004	HIBERNIA CORPORATION (Registrant) By: /s/ Cathy E. Chessin Cathy E. Chessin Executive Vice President, Secretary and Corporate Counsel

	EXHIBIT INDEX
Exhibit No.	Description	Page No.
99.37	News Release Issued by the Registrant on April 26, 2004	3

EXHIBIT 99.37

NEWS RELEASE––HIBERNIA

MEDIA INQUIRIES:	INVESTOR INQUIRIES:	FOR IMMEDIATE RELEASE
Steven Thorpe--Vice President,	Trisha Voltz--Senior Vice President	April 26, 2004
Public Relations	and Manager, Investor Relations
Office: (504) 533-2753	Office: (504) 533-2180
E-mail: sthorpe@hibernia.com	E-mail: tvoltz@hibernia.com

Hibernia Successfully Completes Offering of Subordinated Notes

        NEW ORLEANS – Hibernia Corporation today announced that it has successfully completed a previously announced private offering of $100 million of its subordinated notes bearing interest at a rate of 5.350%. The notes will mature on May 1, 2014.

        The proceeds of the sale will be used along with available cash to fund Hibernia’s proposed $230 million acquisition of Coastal Bancorp, Inc.

        The merger with Coastal, the parent of a $2.7-billion-asset Texas savings bank, is expected to be completed May 12, contingent on customary closing conditions. The transaction has received approvals from regulators and Coastal shareholders.

        The subordinated notes were offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The subordinated notes have not been registered under the Securities Act. Unless so registered, the subordinated notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

        This press release does not constitute an offer to sell or a solicitation of an offer to buy the subordinated notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

        Hibernia is on Forbes magazine’s list of the world’s 2,000 largest companies and Fortune magazine’s list of America’s top 1,000 companies according to annual revenue. Hibernia has $18.7 billion in assets and 258 locations in 34 Louisiana parishes and 18 Texas counties. Following the Coastal merger, assets would exceed $21 billion, and the company would have more than 300 locations in 34 Louisiana parishes and 33 Texas counties. Hibernia Corporation’s common stock (HIB) is listed on the New York Stock Exchange.

Statements in this news release that are not historical facts should be considered forward-looking statements with respect to Hibernia. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, unforeseen local, regional, national or global events, economic conditions, asset quality, interest rates, prepayment speeds, loan demand, monetary policy, expense reductions at anticipated levels, changes in laws and regulations, regulatory action, the level of success of the company’s asset/liability management strategies as well as its marketing, product development, sales and other strategies, the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and other accounting standard setters, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, unexpected costs or issues in its expansion or acquisition plans and changes in the assumptions used in making the forward-looking statements could cause actual results to differ materially from those contemplated by the forward-looking statements and could impact Hibernia’s ability to achieve the goals described in its mission statement. Hibernia undertakes no obligation to update or revise forward-looking statements to reflect subsequent circumstances, events or information or for any other reason.